UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 18, 2023

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	GNW	NYSE (New York Stock Exchange)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Background

On October 18, 2023, Genworth Holdings, Inc. (“Holdings”), a direct wholly owned subsidiary of Genworth Financial, Inc., received the requisite consents consisting of a majority in principal amount of Holdings’ 6.500% Senior Notes due 2034, pursuant to its previously announced solicitation of consents (the “Consent Solicitation”) to amend the Replacement Capital Covenant, dated as of November 14, 2006 (the “RCC”).

RCC Amendment

In connection with the results of the Consent Solicitation, on October 18, 2023, Holdings entered into the RCC amendment (the “RCC Amendment”) that amended the RCC to permit the repayment, redemption or repurchase of its 6.15% Fixed-to-Floating Rate Junior Subordinated Notes due 2066 (the “2066 Notes”) under certain circumstances.

The foregoing description of the RCC Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the RCC Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The RCC Amendment is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	RCC Amendment, dated October 18, 2023

101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: October 19, 2023	By:	/s/ Jerome T. Upton
Jerome T. Upton
Executive Vice President and Chief Financial Officer